Filed pursuant to Rule 424(b)(3)

File No. 333-277947

Cascade Private Capital Fund
Supplement Dated May 30, 2025
To
Prospectus Dated July 29, 2024, as
Supplemented (the “Prospectus”)

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Effective immediately, the following changes are made to the Prospectus:

Each prospective investor in the Fund will not be required to certify that he or she is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

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PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS FOR FUTURE REFERENCE.